Exhibit 99.1

Contact:
Charles M. Fleischman
President
Digene Corporation
(301) 944-7000
http://www.digene.com/

Investor Relations:
Evan Smith
Financial Dynamics
(212) 850-5606
Media:
Pam Rasmussen, Digene
(301) 944-7196
Sean Leous, Financial Dynamics
(212) 850-5755
DIGENE ANNOUNCES RECORD 2006 FOURTH QUARTER AND YEAR END RESULTS
- 4th Quarter Total Revenues Grow 34% to $43.3 Million -
- 4th Quarter U.S. HPV Revenues Grow 49% to $32.8 Million -
- Fiscal 2006 Total Revenues of $152.9 Million; Net Income of $8.4 Million, or $0.38 per
diluted share -
- Excluding Special Items, Net Income of $15.4 Million, or $0.69 per diluted share* -
GAITHERSBURG, MARYLAND, August 8, 2006 — Digene Corporation (NASDAQ: DIGE) today reported record financial results for the fiscal 2006 fourth quarter and year ended June 30, 2006.

Comparison of Selected Financial Results (millions, except per share data)
	Three months ended		Twelve months ended
	June 30,		June 30,
	2006	2005	2006	2005
As reported:
Total revenue	$43.3	$32.3	$152.9	$115.1
Net income (loss)	3.0	(3.8)	8.4	(8.2)
Net income (loss) per diluted share	0.13	(0.19)	0.38	(0.41)

Excluding special items*:
Net income	4.9	0.8	15.4	6.7
Net income per diluted share	0.21	0.04	0.69	0.32

*	See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information” below

1

Fiscal 2006 fourth quarter revenues increased 34% to $43.3 million, up from $32.3 million in the fourth quarter of fiscal 2005. Worldwide human papillomavirus (HPV) test revenues grew 43% to $39.4 million, up from $27.6 million in the prior year period. U.S. HPV test revenues increased 49% to $32.8 million, up from $22.1 million in the fourth quarter of fiscal 2005. Gross margin on product sales was 85% in the fourth quarter, compared to 84% in the prior year’s comparable quarter. Net income increased to $3.0 million, or $0.13 per diluted share, in the fiscal 2006 fourth quarter, compared to a net loss of $3.8 million, or $0.19 per diluted share, in the fiscal 2005 fourth quarter.
Excluding special items, net income in the fourth quarter of 2006 was $4.9 million, or $0.21 per share, compared to net income of $0.8 million or $0.04 per diluted share, in the fourth quarter of fiscal 2005. Special items in the fiscal 2006 fourth quarter consist of approximately $1.5 million of employee and director equity-based compensation expense and an adjustment to reflect a 38% effective tax rate. Special items in the fiscal 2005 fourth quarter consist of the exclusion of the $7.5 million patent litigation settlement expense resulting from payments due under the Settlement and License Agreement entered into with Georgetown University during 2005 and an adjustment to reflect a 38% effective tax rate.
For the fiscal year ended June 30, 2006, total revenues increased 33% to $152.9 million from $115.1 million in the prior year. Worldwide HPV test revenues grew 38% to $134.4 million from $97.4 million in fiscal 2005. U.S. HPV test revenues increased 45% to $111.7 million from $77.3 million in last year’s comparable period. Gross margin on product sales was 85%, compared to 82% in fiscal 2005. Fiscal 2006 net income was $8.4 million, or $0.38 per diluted share, compared to a net loss of $8.2 million, or $0.41 per diluted share, in fiscal 2005.
Excluding special items, net income for fiscal 2006 was $15.4 million, or $0.69 per diluted share, versus $6.7 million, or $0.32 per diluted share, in fiscal 2005. Special items in fiscal 2006 consist of approximately $5.7 million of employee and director equity-based compensation expense and an adjustment to reflect a 38% effective tax rate. Special items in fiscal 2005 consist of $14 million patent litigation settlement expense resulting from payments due under the previously-announced Settlement and License Agreement with Enzo Biochem, Inc., $7.5 million patent litigation settlement expense resulting from payments due under the Settlement and License Agreement with Georgetown University, and an adjustment to reflect a 38% effective tax rate.
Evan Jones, Chairman and Chief Executive Officer of Digene Corporation, commented, “Fiscal 2006 was a year of extraordinary growth and achievement for Digene, as the hard work and investments that we have made are producing meaningful results. The overall financial performance of the Company was excellent during the year, with revenues increasing 33% over fiscal 2005 and pretax income growing strongly. Our core U.S. HPV testing business continues to show momentum, as evidenced by our sequential U.S. HPV revenue growth in the fourth quarter of 15% over the third quarter of fiscal 2006. The heightened awareness of the advantages of HPV testing in cervical cancer screening is driving our test volumes, particularly in our direct-to-consumer (DTC) markets where we are seeing strong growth. With the recent approval of the first HPV vaccine, awareness of HPV and of the benefits of HPV testing in cervical cancer screening continues to rise sharply, and we believe that our HPV testing business is poised for continued, long-term growth.”

Mr. Jones continued, “With our solid balance sheet and the robust growth in our underlying business, we are well-positioned to execute on our long-term strategic plans, which include continued growth in our core business and in-licensing and acquisitions to broaden our product portfolio. In April, we announced an exclusive marketing and distribution agreement with Asuragen, Inc., for their cystic fibrosis screening products. This strategic agreement will expand the range of products we offer through our existing distribution network.”
Mr. Jones concluded, “In June of this year I announced that after sixteen years as CEO, I plan to retire during fiscal 2007, once a successor is appointed. Digene has an excellent management team to take it forward, and I am grateful for the support I have received as CEO. I intend to remain on the Board of Directors and help with the future growth of the Company.”
Fiscal 2006 highlights
The momentum generated during fiscal 2006 and in recent months was marked by several commercial milestones and achievements:
Continued Financial Success
▪	Strong U.S. HPV revenue growth of 45%, driving worldwide HPV revenues to $134.4 million

▪	Continued momentum in HPV business, driven by consistent quarterly sequential growth in U.S. HPV revenues over FY 2006

▪	Cash flow from operations of $26 million

▪	Solid profitability with earnings per share, excluding special items, increasing 116% over fiscal 2005 to $0.69 per diluted share

▪	Successful $96.6 million follow-on secondary stock offering

▪	Strong balance sheet with $139 million in cash, cash equivalents and short-term investments
Commercial Accomplishments
▪	Expanded DTC campaign to a total of ten U.S. cities with solid growth in all of our DTC markets.

▪	Completed development of HPV genotyping assay and filed for FDA approval of our new filtration method for processing specimens for HPV testing

▪	Expanded penetration of the 35 million annual U.S. HPV test potential market from 12% to 18%

▪	Announced Europe’s first cervical cancer screening program implementing routine HPV testing by Deutsche BKK, a major public-health insurance provider in central Germany

▪	Announced exclusive marketing and distribution agreement with Asuragen, Inc. for Signature Cystic Fibrosis screening products
Digene Outlook
The following forward-looking information is being provided as a convenience to investors. The projections are based upon numerous assumptions, which Digene believes to be reasonable but many of which Digene cannot control. Consequently, actual results may differ materially from the guidance and objectives described below. Further, the guidance and objectives provided below assume the continued growth and success of Digene’s existing business, including sales of its HPV test products. Please refer to the disclosure notice below. (See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information” below.)

For the fiscal year ending June 30, 2007, Digene expects:
▪	Total revenues of approximately $192 million.

▪	Gross margin of approximately 84%, including approximately $0.5 million of equity-based employee compensation expense.

▪	Expenses
–	Research and Development expenses of approximately 12% to 13% of total revenues, including approximately $0.6 million of equity-based employee compensation expense.

–	General and Administrative expenses of approximately 17% to 18% of total revenues, including approximately $4.5 million of equity-based employee and director compensation expense.

–	Sales and Marketing expenses of approximately 34% to 35% of total revenues, including approximately $1.4 million of equity-based employee compensation expense.

–	Total royalty and technology fees of approximately 5% to 6% of product sales.
▪	Income before income taxes of approximately $33 million.

▪	Excluding special items, income before income taxes of approximately $40 million. Special items in fiscal year 2007 are expected to consist of the exclusion of approximately $7 million of equity-based employee and director compensation expense.

▪	Net income, as adjusted to exclude special items, of approximately $25 million, or $1.02 per diluted share, based on an estimated 24.4 million diluted weighted average shares outstanding. Special items in fiscal year 2007 are expected to consist of the exclusion of approximately $7 million equity-based employee and director compensation expense and an adjustment to reflect a 38% effective tax rate.
For the fiscal 2007 first quarter ending September 30, 2006, the Company expects:
▪	Total revenues of approximately $45 million.

▪	Gross margin of approximately 84%.

▪	Income before income taxes of approximately $5.5 million.

▪	Excluding special items, income before income taxes of approximately $7.6 million. Special items in the first quarter 2007 consist of the exclusion of approximately $2.1 million of equity-based employee and director compensation expense.

▪	Net income, as adjusted to exclude special items, of approximately $4.7 million, or $0.20 per diluted share, based on an estimated 23.9 million diluted weighted average shares outstanding. Special items in the first quarter 2007 consist of the exclusion of approximately $2.1 million equity-based employee and director compensation expense and an adjustment to reflect a 38% tax rate.
Conference Call
Digene management will host a conference call to discuss results for the fiscal 2006 fourth quarter and year end on Tuesday, August 8, 2006, at 4:30 pm (Eastern). The call will be broadcast live over the Internet and can be accessed at Digene’s website, www.digene.com. In addition, a telephonic replay of the call will be available through November 8, 2006, and may be accessed by dialing (800) 294-4340 or (402) 220-9772.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, Digene uses non-GAAP measures of certain components of financial performance, including income before income taxes, net income and earnings per share, which are adjusted from results based on GAAP. Although “as adjusted” financial measures are non-GAAP financial measures, the Company believes that the presentation of “as adjusted” financial measures calculated to exclude “special items” are useful adjuncts to the GAAP “as reported” financial measures. “Special items” consist of:
▪	an adjustment to reflect a 38% effective tax rate for each completed period and the guidance regarding the fiscal 2007 first quarter ending September 30, 2006 and the full fiscal year ending June 30, 2007,

▪	an adjustment for equity-based employee and director compensation expense for each completed period in fiscal 2006 and the guidance regarding the fiscal 2007 first quarter ending September 30, 2006, and full fiscal year ending June 30, 2007,

▪	the $7.5 million patent litigation settlement expense resulting from payments due under the previously-announced Settlement and License Agreement with Georgetown University for the fourth quarter ended June 30, 2005 and the full fiscal year ended June 30, 2005,

▪	and the $14 million patent litigation settlement expense from payments made under the previously announced Settlement and License Agreement with Enzo Biochem, Inc. for the full fiscal year ended June 30, 2005.
The extent and timing of each of our international subsidiaries’ ability to become profitable will have a material impact on our income tax expense. These events are difficult to accurately predict and, as a result, we are not providing guidance on “net income” prepared in accordance with GAAP for forthcoming periods because we cannot reasonably estimate our future period-to-period GAAP-based income tax expense, virtually all of which is a non-cash expense. The presentation of “net income, as adjusted” in each reported and future period reflects adjustments for the “special items” detailed above.
These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future. Because the extent of each of our international subsidiaries’ profitability has a material impact on our income tax expense, our tax rate can fluctuate significantly from period to period. In addition, our litigation settlement expenses represent unique expenses not normally incurred in our operations. Therefore, we believe providing a non-GAAP measure that adjusts for an effective tax rate and excludes litigation settlement expenses is useful to investors because it allows comparison of our core operations from period to period. Our non-GAAP measures also exclude equity-based employee and director compensation expense. On July 1, 2005, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), which requires us to expense the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. However, many of our competitors did not adopt SFAS 123(R) until January 1, 2006 and, as a result, their quarterly financial results from calendar 2005 do not include the equity-based employee and director compensation expense required by SFAS 123(R). Therefore, we believe providing a measure that excludes equity-based employee and director compensation is useful to investors for comparison with the results of our competitors that do not include such expense and also for comparison with our results from fiscal 2005, which also do not include equity-based employee and director compensation expense.
These non-GAAP measures should be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the most directly comparable GAAP measure, where available.
About Digene
Digene Corporation (Nasdaq: DIGE), based in Gaithersburg, MD, develops, manufactures and markets proprietary DNA and RNA testing systems for the screening, monitoring and diagnosis of human diseases — with a focus on women’s cancers and infectious diseases. The Company’s hc2 High-Risk HPV DNA Test® is the only test for human papillomavirus approved by the FDA, and is approved for both follow-up evaluation in women with inconclusive Pap results and for primary adjunctive screening with the Pap test in women age 30 and older. For primary adjunctive screening, it is marketed as both The Digene HPV Test and the DNAwithPap® Test. These brand names do not refer to the Digene product that tests for several types of the virus commonly referred to as “low-risk HPV,” which are not associated with cervical cancer. For more information, visit www.thehpvtest.com. Digene’s product portfolio also includes DNA tests for the detection of other sexually transmitted infections, including chlamydia and gonorrhea, as well as tests for blood viruses. For more information, visit the Company’s Web site, www.digene.com. Investors also may contact Charles Fleischman at (301) 944-7000; journalists may contact Pam Rasmussen, (301) 944-7196.
Digene®, Hybrid Capture®, hc2 High-Risk HPV DNA Test® and DNAwithPap® are registered trademarks of Digene Corporation.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of the future as there are a number of meaningful factors that could cause the Company’s actual results to vary materially from those indicated by such forward-looking statements. Meaningful factors, which could cause actual results to differ from expectations include, but are not limited to, the degree of acceptance of HPV and cystic fibrosis testing by physicians, our ability to scale up manufacturing operations to meet any increased demand, risk that other companies may develop and market HPV tests competitive with our own; the uncertainty regarding patents and proprietary rights, the success of the Company’s marketing efforts, competition, uncertainty of the Company’s future profitability, and risks inherent in international transactions, as well as other factors discussed in the Company’s Securities and Exchange Commission filings. For other factors, reference is made to the Company’s annual and quarterly reports filed with the Securities and Exchange Commission.

DIGENE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except net income (loss) per share and shares)

	Three Months Ended			Three Months Ended
	June 30, 2006			June 30, 2005
	As		As	As		As
	Reported	Adjustment(1)	Adjusted	Reported	Adjustment(1)	Adjusted
Revenues:
Product sales	$42,913	$—	$42,913	$31,812	—	$31,812
Other	398	—	398	499	—	499

Total revenues	43,311	—	43,311	32,311	—	32,311

Costs and expenses:
Cost of product sales	6,318	(264)	6,054	5,206	—	5,206
Royalty and technology	2,058	—	2,058	1,439	—	1,439
Research and development	4,664	(126)	4,538	3,836	—	3,836
Selling and marketing	18,045	(365)	17,680	14,918	—	14,918
General and administrative	6,959	(733)	6,226	5,729	—	5,729
Patent litigation settlement	—	—	—	7,500	(7,500)	—

Income (loss) from operations	5,267	1,488	6,755	(6,317)	7,500	1,183

Other income (expense):
Interest income	1,560	—	1,560	268	—	268
Interest expense	(321)	—	(321)	(9)	—	(9)
Other expense	(37)	—	(37)	(21)	—	(21)

Income (loss) before minority interest and income taxes	6,469	1,488	7,957	(6,079)	7,500	1,421

Minority interest	(30)	—	(30)	(66)	—	(66)

Income (loss) before income taxes	6,439	1,488	7,927	(6,145)	7,500	1,355

Provision for (benefit from) income taxes	3,429	(417)	3,012	(2,382)	2,897	515

Net income (loss)	$3,010	$1,905	$4,915	$(3,763)	$4,603	$840

Basic net income (loss) per share	$0.13	$0.08	$0.21	$(0.19)	$0.23	$0.04

Diluted net income (loss) per share	$0.13	$0.08	$0.21	$(0.19)	$0.23	$0.04

Weighted average shares outstanding
Basic	23,189,458	—	23,189,458	20,031,081	—	20,031,081

Diluted	23,639,948	—	23,639,948	20,031,081	601,528	20,632,609

(1)	See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information — Three Months Ended June 30, 2006 and June 30, 2005.”

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
Three Months Ended June 30, 2006 and June 30, 2005
($ in thousands, except net income (loss) per share and shares)

	Three Months Ended	Three Months Ended
	June 30, 2006	June 30, 2005
Income (loss) before income tax

Income (loss) before income tax — as reported	$6,439	$(6,145)

Special item(s):
-Exclude equity-based employee and director compensation expense	1,488	—
-Exclude Georgetown University patent litigation settlement expense	—	7,500

Income (loss) before income tax — as adjusted	$7,927	$1,355

Net income (loss)

Net income (loss) — as reported	$3,010	$(3,763)

Special item(s):
-Adjustment to reflect 38% tax rate	417	(2,897)
-Exclude equity-based employee and director compensation expense	1,488	—
-Exclude Georgetown University patent litigation settlement expense	—	7,500

Net income — as adjusted	$4,915	$840

Diluted net income (loss) per share

Diluted net income (loss) per share — as reported	$0.13	$(0.19)

Special item(s):
-Adjustment to reflect 38% tax rate	0.02	(0.14)
-Exclude equity-based employee and director compensation expense	0.06	—
-Exclude Georgetown University patent litigation settlement expense	—	0.37

Diluted net income per share — as adjusted	$0.21	$0.04

Diluted weighted average shares outstanding — as reported	23,639,948	20,031,081

Special item(s):
-Increase in shares due to net loss — as reported versus net income — as adjusted	—	601,528

Diluted weighted average shares outstanding — as adjusted	23,639,948	20,632,609

DIGENE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except net income (loss) per share and shares)

	Twelve Months Ended			Twelve Months Ended
	June 30, 2006			June 30, 2005
	As		As	As		As
	Reported	Adjustment(1)	Adjusted	Reported	Adjustment(1)	Adjusted
Revenues:
Product sales	$150,828	$—	$150,828	$113,219	—	$113,219
Other	2,060	—	2,060	1,923	—	1,923

Total revenues	152,888	—	152,888	115,142	—	115,142

Costs and expenses:
Cost of product sales	21,888	(620)	21,268	20,128	—	20,128
Royalty and technology	7,572	—	7,572	5,394	—	5,394
Research and development	17,922	(435)	17,487	12,964	—	12,964
Selling and marketing	62,815	(1,470)	61,345	45,933	—	45,933
General and administrative	26,294	(3,156)	23,138	20,265	—	20,265
Patent litigation settlement	—	—	—	21,500	(21,500)	—

Income (loss) from operations	16,397	5,681	22,078	(11,042)	21,500	10,458

Other income (expense):
Interest income	3,808	—	3,808	808	—	808
Interest expense	(803)	—	(803)	(37)	—	(37)
Other expense	(48)	—	(48)	(116)	—	(116)

Income (loss) before minority interest and income taxes	19,354	5,681	25,035	(10,387)	21,500	11,113

Minority interest	(142)	—	(142)	(353)	—	(353)

Income (loss) before income taxes	19,212	5,681	24,893	(10,740)	21,500	10,760

Provision for (benefit from) income taxes	10,773	(1,314)	9,459	(2,573)	6,662	4,089

Net income (loss)	$8,439	$6,995	$15,434	$(8,167)	$14,838	$6,671

Basic net income (loss) per share	$0.39	$0.32	$0.71	$(0.41)	$0.74	$0.33

Diluted net income (loss) per share	$0.38	$0.31	$0.69	$(0.41)	$0.73	$0.32

Weighted average shares outstanding
Basic	21,768,536	—	21,768,536	19,964,800	—	19,964,800

Diluted	22,214,863	—	22,214,863	19,964,800	695,585	20,660,385

(1)	See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information — Twelve Months Ended June 30, 2006 and June 30, 2005.”

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
Twelve Months Ended June 30, 2006 and June 30, 2005
($ in thousands, except net income (loss) per share and shares)

	Twelve Months Ended	Twelve Months Ended
	June 30, 2006	June 30, 2005
Income (loss) before income tax

Income (loss) before income tax — as reported	$19,212	$(10,740)

Special item(s):
-Exclude equity-based employee and director compensation expense	5,681	—
-Exclude Georgetown University patent litigation settlement expense	—	7,500
-Exclude Enzo Biochem Inc. patent litigation settlement expense	—	14,000

Income (loss) before income tax — as adjusted	$24,893	$10,760

Net income (loss)

Net income (loss) — as reported	$8,439	$(8,167)

Special item(s):
-Adjustment to reflect 38% tax rate	1,314	(6,662)
-Exclude equity-based employee and director compensation expense	5,681	—
-Exclude Georgetown University patent litigation settlement expense	—	7,500
-Exclude Enzo Biochem Inc. patent litigation settlement expense	—	14,000

Net income — as adjusted	$15,434	$6,671

Diluted net income (loss) per share

Diluted net income (loss) per share — as reported	$0.38	$(0.41)

Special item(s):
-Adjustment to reflect 38% tax rate	0.05	(0.33)
-Exclude equity-based employee and director compensation expense	0.26	—
-Exclude Georgetown University patent litigation settlement expense	—	0.38
-Exclude Enzo Biochem Inc. patent litigation settlement expense	—	0.70
-Adjustment for increase in diluted shares outstanding — as adjusted	—	(0.02)

Diluted net income per share — as adjusted	$0.69	$0.32

Diluted weighted average shares outstanding — as reported	22,214,863	19,964,800

Special item(s):
-Increase in shares due to net loss — as reported versus net income — as adjusted	—	695,585

Diluted weighted average shares outstanding — as adjusted	22,214,863	20,660,385

DIGENE CORPORATION
SELECTED CONSOLIDATED BALANCE SHEET DATA
(in thousands)

	June 30,	June 30,
	2006	2005
ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$139,257	$46,082

Total current assets	181,222	78,743

Total assets	231,886	106,845

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$34,381	$25,755

Long-term liabilities	20,459	1,688

Total stockholders’ equity	177,046	79,402

Total liabilities and stockholders’ equity	$231,886	$106,845
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